----------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   Form 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  May 20, 1998


                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                    0-19084                   94-2925073
----------------------   ----------------------  -------------------------------
State of incorporation   Commission File Number  IRS Employer Identification No.

                              105-8555 BAXTER PLACE
                   BURNABY, BRITISH COLUMBIA, V5A 4V7, CANADA
                    (address of principal executive offices)

         Company's telephone number, including area code: (604) 415-6000











                 -----------------------------------------------

Item 2. Acquisition or Disposition of Assets.

         On May 20, 1998, Registrant acquired Integrated Telecom Technology, Inc., a Maryland corporation, ("IGT") through a merger (the "Merger") of IGT with and into PMC-Sierra (Maryland), Inc., a Delaware corporation and a wholly-owned subsidiary of Registrant ("Sub") pursuant to an Agreement and Plan of Reorganization dated April 15, 1998 (the "Agreement") among IGT, Registrant, Sub and Samsung Electronics Co., Ltd. Following the Merger, all of the rights and obligations of IGT have been assigned to Sub.

         IGT is a fabless semiconductor company headquartered in Gaithersburg, MD with a development site in San Jose, CA. IGT makes Asynchronous Transfer Mode (ATM) switching chipsets for wide area network applications as well as ATM Segmentation-and-Reassembly and other telecommunication chips.

         The purchase price of $55,000,000 was paid in approximately half in cash and half in Registrant's stock and options (the "Purchase Price"). The cash payment includes payments to IGT's creditors. The cash payment was funded using the Registrant's general working capital. Registrant issued to IGT's stockholders approximately 414,000 shares of Common
         Stock and options to purchase approximately 214,000 shares of Common Stock.

         Of the Purchase Price, $3.9 million is being held in escrow to secure certain indemnity obligations of IGT under the Agreement.

         The Purchase Price was agreed upon in arm's length negotiations and took into account various factors concerning the relative valuations of Registrant and IGT. Registrant received an opinion from its financial advisor that the merger was fair to Registrant from a financial point of view.

         The Merger will be accounted for as a purchase by Registrant. In connection with the acquisition of IGT, Registrant expects to record a one-time charge to earnings during the current quarter due to the acquisition of technology that has not reached technological feasibility and that has no alternative future use. The amount of the one-time charge for in-process research and development is being determined and will be charged to expense by the Registrant in its second quarter of fiscal 1998. The Merger is intended to constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

         The provisions of the Agreement described in this report are qualified in their entirety by reference to the actual text of the Agreement, included as an exhibit to this report.


Item 7. Financial Statements and Exhibits.

(a)      Financial statements of business acquired

         The following financial statements of the business acquired are included in this current report.

         -   Audited balance sheets as of December 31, 1996 and 1997

         - Audited statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1996 and 1997

         It is impractical to provide the required financial information for the period ended March 31, 1998 at the time of the filing of this report. This information will be filed by amendment to this Form 8-K filed within 60 days after the date on which this report is required to be filed.

                       INTEGRATED TELECOM TECHNOLOGY, INC.
                                    --------

                              FINANCIAL STATEMENTS
                 for the years ended December 31, 1996 and 1997
                                       AND
                                 REPORT THEREON
                                    --------

                        Report of Independent Accountants
                        ---------------------------------




To the Stockholders and Board of Directors
Integrated Telecom Technology, Inc.

         We have audited the accompanying balance sheets of Integrated Telecom Technology, Inc. (the Company) as of December 31, 1996 and 1997, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As  described  in Note 14, the  Company  has been  notified  by Samsung
Electronics Co., Ltd. that it would provide or assist in obtaining sufficient additional funding to enable the Company to continue in operation for the coming year.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Telecom Technology, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ Coopers & Lybrand L.L.P.

Washington, D.C.
February 20, 1998
except for Note 15
as to which the date
is April 15, 1998

                      INTEGRATED TELECOM TECHNOLOGY, INC.
                                 BALANCE SHEETS
                           December 31, 1996 and 1997
                                    --------

                                     ASSETS
                                                                                     1996             1997
                                                                                --------------   --------------
Current assets:
   Cash and cash equivalents                                                      $   803,592      $   916,545
   Accounts receivable, net of allowance for doubtful accounts of $6,000 and
     $15,353 in 1996 and 1997, respectively                                         1,588,878        2,733,932
   Inventories, net of allowance of $50,000 in
     1996 and 1997, respectively                                                      580,834          303,949
   Prepaid expenses                                                                    68,307          184,742
   Other current assets                                                                20,636           29,835
                                                                                --------------   --------------
   Total current assets                                                             3,062,247        4,169,003

Property and equipment, net                                                         1,843,688        2,309,349
Patents and license                                                                   365,119          463,106
Other assets                                                                          235,325          181,849
                                                                                --------------   --------------
   Total assets                                                                   $ 5,506,379      $ 7,123,307


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Lines of credit                                                                $ 2,650,000      $ 7,650,000
   Current maturities of obligations under capital leases                             407,452          784,913
   Accounts payable                                                                   651,118          679,075
   Accrued salaries and benefits                                                      229,004          265,504
   Commissions payable                                                                198,762          291,511
   Accrued expenses                                                                   219,537          378,770
   Accrued vacation                                                                   142,017          181,423
   Severance payable                                                                  350,000                -
   Billings in excess of costs and earnings on contracts-in-progress                1,085,001           25,001
                                                                                --------------   --------------
   Total current liabilities                                                        5,932,891       10,256,197

Unearned income                                                                             -          119,544
Obligations under capital leases                                                      287,193          841,713
                                                                                --------------   --------------
   Total liabilities                                                                6,220,084      11,217,454
                                                                                --------------   --------------

Series B mandatorily redeemable convertible preferred stock, $1 par value per share.  Authorized, issued and outstanding 1,000,000 shares at
   December 31, 1996 and 1997, respectively (liquidation value; $2,350,000)         2,272,834        2,292,126
Series C mandatorily redeemable convertible preferred stock, $1 par value per share.  Authorized, issued and outstanding 1,254,717 shares at
   December 31, 1996 and 1997, respectively (liquidation value; $6,650,000)         6,629,558        6,633,646
                                                                                --------------   --------------
   Total preferred stock                                                            8,902,392        8,925,772
                                                                                --------------   --------------


Commitments and contingencies

Stockholders' deficit:
   Series A convertible preferred stock, $1 par value per share.  Authorized
      1,265,953 shares; issued and outstanding 1,042,549 shares at December 31,
      1996 and 1997, respectively (liquidation value; $2,449,990)                   1,042,549        1,042,549
   Common stock, $.01 par value per share.  Authorized 7,507,632 shares, issued and outstanding 380,418 and 387,918 shares at December 31, 1996 and
   1997, respectively                                                                   3,804            3,879
   Additional paid-in capital                                                       1,360,968        1,341,263
   Accumulated deficit                                                            (12,023,418)     (15,407,610)
                                                                                --------------   --------------
   Total stockholders' deficit                                                     (9,616,097)     (13,019,919)
                                                                                --------------   --------------
   Total liabilities and stockholders' deficit                                    $ 5,506,379      $ 7,123,307
                                                                                ==============   ==============

The accompanying notes are an integral part of these financial statements

                      INTEGRATED TELECOM TECHNOLOGY, INC.
                            STATEMENTS OF OPERATIONS
                 for the years ended December 31, 1996 and 1997
                                    --------






                                              1996              1997
                                         ---------------   ---------------

Net sales                                  $  6,669,362      $ 12,603,003
Cost of sales                                 4,702,327         4,634,400
                                         ---------------   ---------------
           Gross profit                       1,967,035         7,968,603
                                         ---------------   ---------------

Operating expenses:
   Research and development costs             4,739,240         7,377,582
   Selling, marketing, general and
        administrative expenses               3,000,787         3,566,713
                                         ---------------   ---------------
                                              7,740,027        10,944,295
                                         ---------------   ---------------
           Operating loss                    (5,772,992)       (2,975,692)

Other income (expense):
   Interest expense, net                       (269,971)         (417,969)
   Other income                                   1,436             9,469
                                         ---------------   ---------------
           Total other expenses                (268,535)         (408,500)
                                         ---------------   ---------------

           Net loss                        $ (6,041,527)     $ (3,384,192)
                                         ===============   ===============

The accompanying notes are an integral part of these financial statements


                      INTEGRATED TELECOM TECHNOLOGY, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                 for the years ended December 31, 1996 and 1997
                                    ---------



                                          Series A Preferred Stock      Common Stock
                                          ------------------------  ---------------------  Additional                      Total
                                                          Par                     Par      paid-in      Accumulated    stockholders'
                                            Shares       value        Shares     value     capital        deficit         deficit
                                          ----------- ------------  ---------- --------  ------------  -------------  -------------

Balance, January 1, 1996                  1 ,042,549  $ 1,042,549     380,418  $  3,804  $ 1,384,348   $ (5,981,891)  $ (3,551,190)
   Accretion of Series B preferred stock           -            -           -         -      (19,292)             -        (19,292)
   Accretion of Series C preferred stock           -            -           -         -       (4,088)             -         (4,088)
   Net loss                                        -            -           -         -            -     (6,041,527)    (6,041,527)
                                          ----------- ------------  ---------- --------  ------------  -------------  -------------
Balance, December 31, 1996                 1,042,549    1,042,549     380,418     3,804    1,360,968    (12,023,418)    (9,616,097)
   Exercise of stock options                       -            -       7,500        75        3,675              -          3,750
   Accretion of Series B preferred stock           -            -           -         -      (19,292)             -        (19,292)
   Accretion of Series C preferred stock           -            -           -         -       (4,088)             -         (4,088)
   Net loss                                        -            -           -         -            -     (3,384,192)    (3,384,192)
                                          ----------- ------------  ---------- --------  ------------  -------------  -------------

Balance, December 31, 1997                 1,042,549  $ 1,042,549     387,918  $  3,879  $ 1,341,263   $(15,407,610)  $(13,019,919)
                                          ==========  ============  ========== ========  ============  =============  =============


The accompanying notes are an integral part of these financial statements


                      INTEGRATED TELECOM TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 1996 and 1997
                                    --------
                                                                                     1996           1997
                                                                                --------------  --------------
Cash flows from operating activities:
   Net loss                                                                      $ (6,041,527)   $ (3,384,192)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                   880,264       1,324,155
      Recognition of unearned income from sale/leaseback transactions                       -          (5,674)
      Changes in assets and liabilities:
         Accounts receivable                                                         (335,623)     (1,145,054)
         Inventories                                                                 (189,667)        276,885
         Other current assets                                                           3,928        (125,634)
         Other assets                                                                (116,543)         79,464
         Accounts payable                                                            (232,343)        140,661
         Accrued expenses                                                             313,825         (22,112)
         Billings in excess of costs and earnings on contracts-in-progress           (231,749)     (1,060,000)
                                                                                --------------  --------------
         Net cash used in operating activities                                     (5,949,435)     (3,921,501)
                                                                                --------------  --------------

Cash flows from investing activities:
   Purchases of property and equipment                                               (657,827)     (1,212,699)
   Payments to acquire patents and license                                           (105,086)       (161,549)
                                                                                --------------  --------------
         Net cash used in investing activities                                       (762,913)     (1,374,248)
                                                                                --------------  --------------

Cash flows from financing activities:
   Proceeds from sale/leaseback transactions                                                -         840,876
   Proceeds from line of credit                                                     3,700,000       5,000,000
   Payments on line of credit                                                      (3,700,000)              -
   Repayment of notes payable                                                        (255,825)              -
   Proceeds from issuance of preferred stock                                        6,650,000               -
   Expenditures associated with issuance of preferred stock                           (24,530)              -
   Proceeds from exercise of stock options                                                  -           3,750
   Payments under capital lease obligations                                          (430,673)       (435,924)
                                                                                --------------  --------------
         Net cash provided by financing activities                                  5,938,972       5,408,702
                                                                                --------------  --------------

Net increase (decrease) in cash and cash equivalents                                 (773,376)        112,953

Cash and cash equivalents at beginning of year                                      1,576,968         803,592
                                                                                --------------  --------------

Cash and cash equivalents at end of year                                         $    803,592    $    916,545
                                                                                ==============  ==============

Supplemental disclosure of cash flow information:
   Cash paid for interest                                                        $    297,284    $    359,586
                                                                                ==============  ==============

Supplemental disclosure of noncash investing and financing activities:
   Equipment acquired under capital leases                                       $    557,543    $    394,779
                                                                                ==============  ==============
   Reduction of accounts payable in connection with the sale/leaseback
      transactions                                                               $          -    $    138,691
                                                                                ==============  ==============
   Accretion of Series B preferred stock                                         $     19,292    $     19,292
                                                                                ==============  ==============
   Accretion of Series C preferred stock                                         $      4,088    $      4,088
                                                                                ==============  ==============


The accompanying notes are an integral part of these financial statements


                      INTEGRATED TELECOM TECHNOLOGY, INC.
                         NOTES TO FINANCIAL STATEMENTS


1.    Business

         Integrated Telecom Technology, Inc. (the Company) was incorporated on June 13, 1991, to develop, manufacture, market and sell integrated circuits and test system products.


2.    Summary of significant accounting policies

         Revenue recognition
         -------------------

               Revenue under long-term fixed-fee contracts is recognized using the percentage-of-completion method based on costs incurred in relation to total estimated costs. Billings in excess of estimated costs and earnings on contracts-in-progress are deferred until earned and recorded as billings in excess of costs and earnings on contracts in progress. Anticipated contract losses are recognized in the period they become known and estimable. Revenue from the sale of integrated circuits and test system products is generally recognized upon shipment.

         Cash equivalents
         ----------------

               All highly liquid instruments with original maturities of three months or less are considered to be cash equivalents. Cash equivalents of $80,654 and $83,199 at December 31, 1996 and 1997, respectively, consist of funds held in interest-bearing deposit accounts. The Company invests its cash balances in a financial institution and performs periodic evaluations of its credit standing.

         Concentration of credit risk
         ----------------------------

               Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents include deposits which are maintained in one financial institution. The total deposits, at this institution, at times exceed the amount guaranteed by federal agencies and therefore, bear some risk since they are not collateralized. Generally, the Company does not require collateral from its customers. During 1996 and 1997, the Company earned approximately 56% and 30%, respectively, of its net sales from Samsung Electronics Co., Ltd.
         (SEC).   As  of  December   31,  1996  and  1997,   58%  and  35%,
         respectively, of the Company's accounts receivable were due from SEC.

         Inventories
         -----------

               Inventories are stated at the lower of cost or market. Cost is determined using the average-cost method.

         Property and equipment
         ----------------------

               Property and equipment are stated at cost. Property and equipment under capital leases are recorded at the lower of their fair value or the present value of future minimum lease payments determined at the inception of the lease.

               Depreciation is computed using the straight-line method over the following estimated useful lives:

                 Computer and lab equipment                 3 years
                 Office Equipment                         3-5 years
                 Furniture and office equipment             7 years
                 Leasehold improvements                   lesser of
                                                     useful life or
                                                         lease term


               Property and equipment recorded under capital leases are amortized on a straight-line basis over the lease term.

               When property and equipment are retired or disposed, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

          Stock-based compensation
          ------------------------

               In October 1996, the Financial  Accounting  Standards  Board
         (FASB)  issued the  Statement  of Financial  Accounting  Standards
         (SFAS) No. 123, Accounting for Stock-Based Compensation, which is effective for fiscal years beginning after December 31, 1995. SFAS No. 123 allows companies to either account for the stock-based compensation under the new provisions of SFAS No. 123 or under the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. The Company has continued to account for its stock based compensation in accordance with the provisions of APB No. 25.

          Patents and license
          -------------------

                The cost of patents acquired amounted to approximately $386,000 and $447,000 as of December 31, 1996 and 1997,
          respectively. Upon approval, the patents are amortized on a straight line basis over their estimated remaining economic lives, which is less than the statutory life of each patent. Amortization expense was approximately $20,000 and $60,300 in 1996 and 1997, respectively.

                During 1997 the Company purchased from Bell Communications Research, Inc. (BellCore) a license for the right to use specified patented technology for an indefinite period. The license fee of $100,000 is being amortized on a straight line basis over 10 years. Amortization expense was approximately $3,300 in 1997. In addition, the Company is required to pay a royalty of not more than 1% of the selling price of certain royalty bearing products that are sold or a reasonably determined price of all such royalty bearing products leased. No royalties were earned or paid to BellCore during 1997. Semiconductive devices are not royalty bearing products.

                  The Company assesses the value of the patents and license on a regular basis based upon estimates of future profitability and cash flows. If the value of the patents or license declines below its carrying value, and the decline is permanent, the patent or license will be written down as a charge against earnings.

          Income taxes
          ------------

                Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          Use of estimates
          ----------------

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Long-lived assets
          -----------------

                Management of the Company periodically monitors the carrying value of long-lived assets for potential impairment. The impairment amount would be determined by comparing the carrying value of these assets with their related, expected future net cash flows. Should the sum of the expected future net cash flows be less than the carrying value, management would determine whether an impairment loss should be recognized. An impairment loss would be measured by the amount by which the carrying value of these assets exceeds the future discounted cash flows. For the years ended December 31, 1996 and 1997, there were no adjustments to the carrying values of long-lived assets.

          Reclassifications
          -----------------

                Certain amounts in the 1996 financial statements have been reclassified to conform with the 1997 presentation.

          Fair value of financial instruments
          -----------------------------------

                The carrying amounts of the Company's current assets and current liabilities approximate fair value due to either the short-term maturity of those financial instruments or their negotiated terms.

          Recent accounting pronouncements
          --------------------------------

               In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. Both SFAS No. 130 and SFAS No. 131 are required to be adopted for fiscal years beginning after December 15, 1997. Upon the effective date of each of the new statements, the Company will make the necessary changes to comply with the provisions of each statement and restate all prior periods presented. The Company does not expect the adoption of these statements to have a material impact on the Company's financial condition or results of operations.

3.    Accounts receivable

         Included in accounts receivable are certain unbilled accounts receivable representing recoverable costs and accrued profits which will be billed in accordance with contract terms. Total unbilled accounts receivable at December 31, 1996 and 1997 was $400,000 and $473,290, respectively. Management anticipates that all unbilled receivables as of December 31, 1997 will be billed and collected in 1998.


4.    Inventories

         Inventories consist of the following at December 31:

                                           1996              1997
                                       -------------     ------------

                 Raw materials         $     60,594      $     2,000
                 Finished goods             570,240          351,949
                                       -------------     ------------
                                            630,834          353,949
                 Less allowance              50,000           50,000
                                       -------------     ------------
                 Total                 $    580,834      $   303,949
                                       -------------     ------------



5.    Property and equipment

         Property and equipment consists of the following at December 31:

                                                   1996              1997
                                              --------------    --------------

         Computer and lab equipment           $   2,930,967     $   4,342,363
         Furniture and office equipment             188,280           323,990
         Leasehold improvements                      13,463            44,443
                                              --------------    --------------
                                                  3,132,710         4,710,796
         Less accumulated depreciation            1,289,022         2,401,447
                                              --------------    --------------
         Property and equipment, net          $   1,843,688     $   2,309,349
                                              --------------    --------------

         The Company has entered into capital leases for equipment. The cost and accumulated depreciation of assets under capital leases were as follows as of December 31:


                                                   1996               1997
                                              --------------    --------------

          Computer and lab equipment          $   1,272,036     $   2,639,941
          Office equipment                           83,192            83,192
                                              --------------    --------------
                                                  1,355,228         2,723,133
          Less accumulated depreciation             586,255         1,180,979
                                              --------------    --------------
                                              $     768,973     $   1,542,154
                                              --------------    --------------



6.    Leases

         The Company is obligated under two noncancelable operating lease agreements for office facilities expiring in June 1999. The Company has the option to renew these leases for an additional term of three years.

         The  Company  has  also  entered  into  several   month-to-month  lease
agreements for apartment space and equipment. The total monthly rent under the month-to-month agreements is approximately $12,300.

         Future  minimum  lease  payments   required  under  the   noncancelable
operating leases are as follows:

         Year ending December 31:

                           1998           $     427,806
                           1999                 214,336
                                          --------------
                                          $     642,142
                                          --------------


         Rent expense was $489,351 and $615,547 in 1996 and 1997, respectively.

         The present value of future minimum capital lease payments as of December 31, 1997, is as follows:

         Year ending December 31:

                           1998                             $    937,917
                           1999                                  609,927
                           2000                                  350,741
                                                           --------------
                                                               1,898,585
          Less amounts representing interest                    (271,959)
                                                           --------------
          Present value of net minimum lease payments          1,626,626
          Less current obligations under capital leases         (784,913)
                                                           --------------
          Obligations under capital leases,
             excluding current maturities                   $    841,713
                                                           ==============


         During 1997, the Company sold and leased back various equipment with a net carrying value of $854,349. The sale leaseback price totaled $979,567, of which $840,876 was received in cash and the remaining $138,691 was used to offset accounts payable for fixed assets originally purchased by the Company. The gain of $125,218 was recorded as unearned income and is being amortized on a straight line basis over the lease term of three years. As of December 31, 1997, $119,544 is included as unearned income on the balance sheet.


7.    Debt

         The Company has a revolving line of credit with a bank for $2,650,000. The line of credit expires on May 31, 1998. Interest shall accrue on any amounts outstanding based on the London Interbank Offered Rate (LIBOR) plus 50 basis points. The line of credit is guaranteed by SEC. The most restrictive covenant of the revolving line of credit requires financial statements within 120 days after year-end. At December 31, 1996 and 1997, there was $2,650,000 outstanding under this line of credit.

         During 1997, the Company obtained a revolving line of credit with another bank for $5,000,000. The line of credit is due on demand. Interest shall accrue on any amounts outstanding based on a floating interest rate attached to the LIBOR. The line of credit is guaranteed by SEC. At December 31, 1997, there was $5,000,000 outstanding under this line of credit.


8.    Stockholders' equity

         On April 16, 1996, the stockholders approved an increase in the total number of shares of all classes of stock which the Company shall have authority to issue to 11,028,302 shares, consisting of 7,507,632 shares of common stock, $.01 par value; 1,265,953 shares of Series A Convertible Preferred Stock, $1.00 par value; 1,000,000 shares of Series B Convertible Preferred Stock, $1.00 par value; and 1,254,717 shares of Series C Convertible Preferred Stock, $1.00 par value. Also on this date, the Company issued 1,254,717 shares of Series C Convertible Preferred Stock for $6,650,000 to SEC less issuance costs of $24,530. Simultaneously, the Company issued a contingent warrant to SEC for the purchase of 500,000 shares of the Company's common stock for $5.30 per share. The warrant has a ten year term and shall be exercisable only if the Company conducts an initial public offering of the Company's common stock. If this contingency is lifted, the Company would then recognize the related cost based on the fair value of the warrant at its measurement date upon the effective date of an initial public offering.

         Each holder of common and preferred stock is entitled to vote on all matters presented to the stockholders. Each share of common stock entitles the holder to one vote, and each share of preferred stock entitles the holder to vote equal to the number of shares of common stock into which such shares of preferred stock is convertible. Each share of preferred stock is convertible at a rate determined by dividing the purchase price of the preferred stock by the "conversion price." Initially, the "conversion price" will be equal to the purchase price but is subject to adjustment under the terms of the related agreements in the event that common stock is issued at prices less than the applicable "conversion price" in effect. The Series A, Series B, and Series C Convertible Preferred Stock are not convertible until after December 31, 1997 and are currently convertible into 3,297,266 shares of common stock.

         Each share of Series A and Series B Convertible Preferred Stock has a preference in liquidation of $2.35 per share plus accrued and unpaid dividends (as and if declared) and participates with common stock in liquidation to the extent liquidation proceeds exceed the preference amounts. Series C Convertible Preferred Stock has preference in liquidation of $5.30 per share plus accrued and unpaid dividends (as and if declared) and participates with common stock in liquidation to the extent liquidation proceeds exceed the preference amounts.

         The Series B and Series C Convertible Preferred Stock have mandatory redemption features on all outstanding shares which requires the Company to pay $2.35 and $5.30, respectively, per share adjusted according to the agreement plus all declared but unpaid dividends on January 1, 2001 and January 1, 2002, respectively. The Company adjusts the carrying value of the Series B and Series C Convertible Preferred Stock for periodic accretions, on an annual basis, in order to increase the carrying value to the redemption value.

         As of December 31, 1996 and 1997, the Company has reserved 4,020,670 shares of common stock for issuance upon conversion of the 3,297,266 outstanding shares of convertible preferred stock and exercise of the 500,000 contingent common stock purchase warrants. Also, 223,404 shares of common stock have been reserved as of December 31, 1996 and 1997, for potential exercise of preferred warrants.



9.    Incentive stock plan

         During November 1996, the Company adopted the 1996 Incentive Stock Plan (the Plan), under which incentive stock options, non-qualified stock options, stock purchases, and restricted share awards may be granted to employees, directors, officers, and consultants of the Company or any related Corporation. The purpose of the Plan is to encourage key employees and other individuals who render services to the Company to participate in the ownership of the Company and its future growth.

         The Plan is administered by a committee appointed by the Board of Directors. The options are not transferable and are subject to various restrictions outlined in the 1996 Plan. The committee determines the number of options granted to a key employee, officer, director, consultant, or related Corporation, the vesting period and the exercise price. The exercise price for non-qualified options, and the purchase price of stock granted in any award or authorized purchase may be less than the fair value of the common stock of the Company on the date of grant. The exercise price for incentive-stock options granted shall not be less than the fair value per share of common stock on the date of such grant. During the year ended December 31, 1997, the Company exchanged all options with an exercise price of $3.50 per share for options with an exercise price of $0.50 per share, the estimated per share value of the common stock as determined by the Board of Directors.

         The committee authorized the Board of Directors to grant options for a total of 1,819,582 shares of common stock under the Plan. Options granted under the plan generally vest over a three to four year period and expire ten years after date of grant.

         Stock option activity under the Plan for the years ended December 31, 1996 and 1997 was as follows:


                                                                 Non-                     Weighted
                                                  Incentive    qualified                  Average
                                                   Stock         Stock                    Exercise
                                                  Options       Options      Total         Price
                                                 ----------    ---------   -----------   ---------
    Options outstanding, January 1, 1996             -            -            -             -
    Granted                                       1,082,269      92,000     1,174,269      $3.50
    Exercised                                        -            -            -             -
    Canceled                                         -            -            -             -
                                                 -----------   ---------   -----------
    Options outstanding, December 31, 1996        1,082,269      92,000     1,174,269      $3.50
    Granted                                       1,169,262      71,500     1,240,762      $0.50
    Exercised                                        -           (7,500)       (7,500)     $0.50
    Canceled                                     (1,082,269)    (92,000)   (1,174,269)     $3.50
                                                 -----------   ---------   -----------
    Options outstanding, December 31, 1997        1,169,262      64,000     1,233,262      $0.50
                                                 ===========   =========   ===========

         At December 31, 1996 and 1997, 293,567 and 489,182 options were exercisable, respectively. The weighted average fair value of options granted during the years ended December 31, 1996 and 1997, was $1.59 and $0.20, respectively, based on an option pricing model.

         The Company accounts for its employee stock options under the Plan in accordance with APB No. 25. Accordingly, no compensation expense has been recognized for the Plan because the exercise price is equal to the estimated fair value of the underlying common stock. Had compensation expense been determined based on the fair value at the grant date for options under the Plan consistent with SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                              1996            1997
                                         -------------    -------------
               Net loss
                    As reported          $ (6,041,527)    $ (3,384,192)
                    Pro forma            $ (6,506,827)    $ (3,450,081)

         The fair value of each option is estimated on the date of grant using a type of Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during the years ended December 31, 1996 and 1997: dividend yield of 0%, expected volatility of 0%, risk-free interest rate of 6.93% and 6.38%, respectively and expected term of 9.0 and 8.1 years, respectively.

         As of December 31, 1997, the weighted average remaining contractual life of the options is 9.6 years.

         As of December 31, 1996 and 1997, the pro forma tax effects would include an increase to the deferred tax asset and the valuation allowance of $181,467 and $25,380, respectively; therefore, there is no pro forma tax effect related to SFAS 123.

10.   Income taxes

         The tax effect of temporary differences that give rise to significant portions of the deferred tax asset at December 31, 1996 and 1997, is as follows:

                                                     1996            1997
                                                --------------  --------------

          Net operating loss carryforward       $   4,282,846   $   5,464,857
          Research and development tax
          credit carryforward                         103,864         221,460
          Other deferred tax assets                    56,085         166,845
                                                --------------  --------------
                                                    4,442,795       5,853,162
          Less valuation allowance                 (4,442,795)     (5,853,162)
                                                --------------  --------------
          Net deferred tax asset                $         -     $         -
                                                ==============  ==============



         At December 31, 1997, net operating loss carryforwards of approximately $14,725,000 are available for income tax purposes. In connection with the April 16, 1996 preferred stock transaction, a change in ownership occurred for tax purposes. This change, together with previous changes in ownership which occurred in 1992 and 1994, resulted in limiting the Company's ability to utilize net operating losses incurred prior to that date. Approximately $7,317,000 of the net operating loss carryforward at December 31, 1997 can be used without limitation during 1998 and later years. The remaining $7,408,000 of the net operating loss carryforward can be used at a rate of $355,000 per year in 1998 and later years. An unused limitation amount is carried over to the subsequent year. The net operating losses will expire in varying amounts through the year 2012.

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of the net deferred tax asset is dependent upon the generation of future taxable income during the periods in which net operating loss carryforwards are available. Management considers projected future taxable income and tax planning strategies which can be implemented by the Company in making this assessment. Based upon the level of historical taxable income and projections of future taxable income over the periods in which the net operating loss carryforwards are available to reduce taxes payable, management has established a valuation allowance equal to the net deferred tax asset at December 31, 1996 and 1997.


11.   Commitments

         In June 1996, the Company signed a development and production agreement with Tellabs, Inc. Pursuant to the terms of the agreement, Tellabs is due $52,000 in refunds as a result of the Company's failure to meet certain deliverables. In January 1998, both the Company and Tellabs reached a settlement in which the Company has granted credits against future development work totaling $50,000. This amount is included in accrued expenses on the balance sheet as of December 31, 1997.

         During 1997, the Company entered into a chip set development agreement with Ericsson Telecom AB to achieve a product release of two switch chip set circuits. Upon the sale of the first product release of the switch chip set, the Company and Ericsson Telecom AB are to share 80% and 20%, respectively, of the profit on these sales. Sales by the Company to Ericsson Telecom AB are not subject to the profit sharing arrangement.

12.   Related party transactions

         In 1996, the Company entered into Technology Transfer and Joint Development Agreements with SEC, under which the Company is to receive $3,500,000 as consideration for contract services performed by the Company. One of the 1996 contracts requires the Company to pay SEC a royalty of 5% of the revenue from the sales of the product developed from the contract up to a maximum of $1,550,000. The Company will then pay a royalty of 2% of revenue from the sales of the product developed up to a maximum of $1,550,000. There were no royalties earned or paid to SEC during 1996 and 1997.

         The Company has also sold certain of its products to SEC during 1996 and 1997. Of the Company's total net sales in 1996 and 1997, approximately $3,723,000 and $3,787,000, respectively, were with SEC. Included in accounts receivable as of December 31, 1996 and 1997 was $917,734 and $963,665, respectively, representing accounts receivable from product sales and joint development agreements with SEC. Included in billings in excess of costs and earnings on contracts-in-progress related to SEC were $965,000 and $0 at December 31, 1996 and 1997, respectively.

13.   Industry and geographic area segment information

         The Company's major operations are in contract development work and product sales. The contract development segment researches and develops telecommunications technology and related products in the U.S. under long-term fixed fee contracts. The Company's product sales are generated from various countries.

         Net sales, operating income (loss), capital expenditures and depreciation and amortization pertaining to the segments and geographic areas in which the Company operates are presented below. Net sales over $500,000 from one country in a given year are disclosed separately. Net sales from all other countries are grouped as other.

                                                    1996             1997
                                                -------------   --------------

         Industry Segments
         -----------------
         Net sales:
         Contract development                   $   2,807,169   $   3,038,290
         Products                                   3,862,193       9,564,713
                                                -------------   --------------
         Total net sales                        $   6,669,362   $  12,603,003
                                                -------------   --------------

         Operating income (loss):
         Contract development                   $    270,863    $   2,031,427
         Products                                 (6,043,855)      (5,007,119)
                                                -------------   --------------
         Total operating loss                   $ (5,772,992)   $  (2,975,692)
                                                -------------   --------------

         Capital expenditures:
         Contract development                   $          -    $           -
         Products                                  1,215,370        1,607,478
                                                -------------   --------------
         Total capital expenditures             $  1,215,370    $   1,607,478
                                                -------------   --------------

         Depreciation and amortization:
         Contract development                   $    366,865    $     101,761
         Products                                    513,399        1,222,394
                                                -------------   --------------
         Total depreciation and amortization    $    880,264    $   1,324,155
                                                -------------   --------------

         Geographic Areas
         ----------------
         Net sales
          United States                         $  1,524,699    $   5,021,925
          Korea                                    3,974,858        4,122,033
          Canada                                      67,121        1,421,438
          Israel                                     216,613          780,399
          Japan                                      609,242          571,582
          Other                                      276,829          685,626
                                                -------------   --------------
                                                $  6,669,362    $  12,603,003
                                                -------------   --------------

14.   Subsequent events

         Subsequent to year end, SEC has indicated that it would provide or assist in obtaining sufficient additional funding to enable the company to continue in operation through March 1, 1999.


15.   Sale of the Company

         On April 15, 1998, PMC-Sierra, Inc. (PMC) signed a definitive agreement to purchase the Company at an estimated purchase price of $55 million with approximately half of the consideration in cash and the remainder in PMC stock and options. The transaction will be accounted for under the purchase method.

(b)    Proforma financial information

        It is impracticable to provide the required financial statements as of the filing of this report. Registrant expects that pro forma financial statements required under this item will be filed within 60 days after the date on which this report is required to be filed.



(c)    Exhibits

           Exhibit    Description
           Number
        -----------   ----------------------------------------------------------
            2.1       Agreement and Plan of Reorganization dated as of April 15,
                      1998 by and among PMC-Sierra, Inc., Integrated Telecom
                      Technology, Inc., PMC-Sierra (Maryland), Inc. and Samsung
                      Electronics Co., Ltd.

           23.1       Consent of Coopers & Lybrand L.L.P.
        -----------   ----------------------------------------------------------



         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  PMC-SIERRA, INC.
                  (Registrant)


         Date:    June 2, 1998                   /s/ JOHN W. SULLIVAN
                  ------------                   --------------------
                                                 John W. Sullivan
                                                 Vice President, Finance
                                                 Chief Financial Officer
                                                 (Principal Accounting Officer)

                                PMC-SIERRA, INC.

                                    FORM 8-K

                                 CURRENT REPORT



                                  EXHIBIT INDEX


         Exhibit    Description
         Number
     -------------- ------------------------------------------------------------
           2.1      Agreement and Plan of Reorganization dated as of April 15,
                    1998 by and among PMC-Sierra, Inc., Integrated Telecom
                    Technology, Inc., PMC-Sierra (Maryland), Inc. and Samsung
                    Electronics Co., Ltd.

          23.1      Consent of Coopers & Lybrand L.L.P.
     -------------- ------------------------------------------------------------